                                                       Registration No.________

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               MONTEREY PASTA COMPANY
                           ------------------------------
               (Exact name of registrant as specified in its charter)

                DELAWARE                                77-0227341
     -----------------------------          ------------------------------------
     (State or other jurisdiction           (I.R.S. employer identification no.)
     of incorporation or organization)

                                1528 MOFFETT STREET
                             SALINAS, CALIFORNIA 93905
                ----------------------------------------------------
                (Address of principal executive offices)  (Zip code)

                               MONTEREY PASTA COMPANY
                 FIRST AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                 -------------------------------------------------
                              (Full title of the plan)

                                  R. LANCE HEWITT
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       -------------------------------------
                               MONTEREY PASTA COMPANY
                                1528 MOFFETT STREET
                             SALINAS, CALIFORNIA 93905
                             --------------------------
                      (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 753-6262

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                           CALCULATION OF REGISTRATION FEE


                                                    Proposed                   Proposed
                                                    maximum                    maximum
 Title of securities to     Amount to be            offering price per         aggregate offering      Amount of
 be registered              registered              share(1)                   price(1)                registration fee(11)

---------------------------------------------------------------------------------------------------------------------------

 Common Stock                 540,000               $1.28                      $691,200                $203.90
 ($0.001 par value
 per share)








---------------

1 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on January 22, 1998 as reported on the National Association of Securities Dealers Automated Quotations system.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Monterey Pasta Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

               (a) The Company's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 29, 1996, as amended by Form 10-K/A-4 for the year ended December 29, 1996, as filed on October 14, 1997.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               (d) The description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which director derives an improper personal benefit.

     The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable.

ITEM 8.   EXHIBITS

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS

          (a)  RULE 415 OFFERING

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salinas, State of California, on January 23, 1998.

                                             MONTEREY PASTA COMPANY


                                             By: /s/ R. Lance Hewitt
                                                ------------------------------
                                                  R. Lance Hewitt
                                                  President and Chief Executive
                                                  Officer

                                  POWER OF ATTORNEY

     The officers and directors of Monterey Pasta Company whose signatures appear below, hereby constitute and appoint R. Lance Hewitt and Stephen L. Brinkman, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 23, 1998.

                 Signature                        Title
                 ---------                        -----


            /s/ R. Lance Hewitt             President, Chief Executive Officer
            -------------------------       and Director (Principal Executive
            R. Lance Hewitt                 Officer)


            /s/ Stephen L. Brinkman         Chief Financial Officer (Principal
            -------------------------       Financial and Accounting Officer)
            Stephen L. Brinkman

            /s/ Charles Bonner              Director
            -------------------------
            Charles Bonner

            /s/ Kenneth A. Steel, Jr.       Director
            -------------------------
            Kenneth A. Steel, Jr.

                                            Director
            -------------------------
            Timothy J. Ryan

            /s/ Daniel J. Gallery           Director
            -------------------------
            Daniel J. Gallery

            /s/ Floyd R. Hill               Director
            -------------------------
            Floyd R. Hill

            /s/ Robert F. Steel             Director
            -------------------------
            Robert F. Steel

            /s/ Van Tunstall                Director
            -------------------------
            Van Tunstall

            /s/ James Wong                  Director
            -------------------------
            James Wong

                                    EXHIBIT INDEX



     4.1 Certificate of Incorporation dated August 1, 1996 is incorporated by reference from Exhibit B to the Company's Proxy Statement for the Special Meeting of Shareholders held on August 1, 1996, filed with the Securities and Exchange Commission on June 27, 1996 ("1996 Proxy")

     4.2 Restated Bylaws of the Company are incorporated by reference to Exhibit C to the 1996 Proxy

     4.3 Shareholder Rights Agreement dated as of May 15, 1996 between the Company and Corporate Stock Transfer, as rights agent is incorporated by reference from Item 2 of Form 8-A filed with the Securities and Exchange Commission on May 28, 1996

     5     Opinion re legality

     23.1  Consent of BDO Seidman, LLP
     23.2  Consent of Arthur Andersen, LLP
     23.3  Consent of Deloitte & Touche, LLP
     23.4  Consent of Counsel (included in Exhibit 5)

     24 Power of Attorney (included in signature pages to this registration statement)